Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

WageWorks, Inc.:

We consent to the use of our reports dated March 6, 2012, with respect to the consolidated balance sheets of WageWorks, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

May 9, 2012